SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          -----------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

                         ------------------------------



         Date of Report (Date of earliest event reported): May 14, 2001


                                   TCPI, INC.
                                   ----------
             (Exact name of registrant as specified in its charter)


   Florida                        0-25406                      65-0308922
   -------                        --------                     ----------
(State or other             (Commission File Number)         (I.R.S. Employer
jurisdiction of                                              Identification No.)
incorporation)

                    3333 S.W. 15th Street
                   Pompano Beach, Florida                            33069
                   -----------------------                           -----
           (Address of principal executive offices)                (Zip code)


        Registrant's telephone number, including area code: 954/979-0400


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events

TCPI Concludes Limited Clinical Study For Its Noninvasive TD Glucose Monitoring
-------------------------------------------------------------------------------
System And Terminates Project
-----------------------------

         TCPI, Inc. a worldwide marketer of point-of-care medical diagnostic products and skin permeation enhancers, announced that it has terminated its noninvasive TD Glucose(TM) Monitoring System development project following the completion of a limited clinical study conducted at the Washington University School of Medicine in St. Louis, Missouri.

         This limited clinical study was designed to investigate improvements that had been made to the TD Glucose Meter in an effort to achieve greater precision. The Company previously suspended clinical trials for its noninvasive glucose monitoring technology in 2000 to focus development efforts on refining various electronic, optical and software components of the TD Glucose Meter, which is used to measure the color produced on the membrane in the noninvasive patch in response to the level of glucose present.

         "Our development efforts and the clinical study both indicated that the TD Glucose Meter produced better results than those previously obtained. Nevertheless, the combination of the meter and membrane patch comprising the System produced results that require further improvements," said Elliott Block, Ph.D., President of TCPI, Inc. "TCPI does not have sufficient financial resources to continue development of this project. Thus, further activity would be conducted only when sufficient funding is available," continued Dr. Block.

About the TD Glucose Monitoring System
--------------------------------------

         The TD Glucose Monitoring System is intended to be a painless, bloodless and easy-to-use method for diabetics to monitor their glucose levels without the discomfort and inconvenience associated with fingerstick blood glucose monitoring systems. This system incorporates a small skin patch and electronic meter to monitor glucose levels. After the patch has been placed on the forearm for five minutes, a small electronic meter is held up to the patch and produces a glucose reading. The single-use patch is then removed and disposed.

         The TD Glucose Monitoring System combines proprietary, patent-pending transdermal technology with membrane-based diagnostic technology. The alliance of these technologies permits glucose to be transported into the patch where it causes a chemical reaction and color change in the membrane. Special optics in the electronic meter are used to detect the color change and provide a glucose reading.

Forward Looking Statements
--------------------------

         Information in this press release, including any information incorporated by reference herein, includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Act of 1934, as amended, and is subject to the safe-harbor created by such sections. The Company's actual results may differ significantly from the results discussed in such forward-looking statements.

         Statements regarding funding of projects, liquidity, capital resources, development of future products, future prospects, business plans and strategies, future acceptance of the Company's products, as well as other statements contained in this report that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future, and similar statements are forward-looking statements. These statements are based upon assumptions and analyses made by the Company in light of current conditions, future developments and other factors the Company believes are appropriate in the circumstances, or information obtained from third parties and are subject to a number of assumptions, risks and uncertainties. Readers are cautioned that forward-looking statements are not guarantees of future performance and that actual results might differ materially from those suggested or projected in the forward-looking statements. Factors that may cause actual future events to differ significantly from those predicted or assumed include, but are not limited to: the Company's limited cash reserves; the Company's continued incurring of losses; the Company's negative cash flow; the Company's ability to sell or license all or some of its assets in order to immediately address its liquidity concerns and to immediately fund its operations, and, if unsuccessful in addressing such concerns, having to seek protection under the federal bankruptcy act; the satisfactory conduct and completion of clinical trials demonstrating efficacy of the Company's products including Total Cholesterol Home Screening Test and MicroGlucoseTM systems; delays in product development; the ability to obtain regulatory approval, including FDA approval, for products in development; risks associated with the Company's ability to successfully develop and market new products on a profitable basis or at all; receipt of any required regulatory approvals for manufacturing facilities; risks related to the early stage of the Company's existence and its product development, as well as other risks listed in the Company's other press releases and in its other filings with the Securities and Exchange Commission. The Company may determine to discontinue or delay the development of any or all of its products under development at any time. For a complete description of the Company's business, products and liquidity, see the Company's Annual Report on Form 10-K for the year ended December 31, 2000 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

                                   SIGNATURES

         Pursuant to the Requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on it behalf by the undersigned, thereunto duly authorized.

Dated:   May 15, 2001                        TCPI, Inc.
                                             By


                                             /s/ ELLIOTT BLOCK, Ph.D.
                                             ------------------------
                                             Elliott Block, Ph.D.
                                             President & Chief Executive Officer